UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

Entercom Communications Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-660-5610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 14, 2008, Entercom Communications Corp. (the "Company") completed its exchange transaction with Bonneville International Corporation ("Bonneville"). Pursuant to this transaction, the Company acquired radio stations KOIT-FM, KDFC-FM and KBWF-FM in San Francisco, California, together with $1.0 million in cash from Bonneville, in exchange for radio stations WUBE-FM, WKRQ-FM, WYGY-FM and WSWD-FM in Cincinnati, Ohio and radio stations KBSG-FM, KIRO-AM and KTTH-AM, in Seattle, Washington. No cash was required to be paid by the Company in order to complete this exchange transaction.

This is an amendment to the Company’s Current Report on Form 8-K dated December 5, 2007, as initially amended on January 31, 2008. The purpose of this amendment is to disclose, with respect to the Bonneville exchange transaction, the source of funds and the closing date. All other required disclosures regarding this exchange transaction and certain related transactions are set forth in the Company’s Current Report on Form 8-K dated December 5, 2007, as initially amended on January 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

March 18, 2008	By:	/s/ Stephen F. Fisher

Name: Stephen F. Fisher
Title: Executive Vice President - Operations and Chief Financial Officer